UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 15, 2024
Date of Report (date of earliest event reported)
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Innventure, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42303 (Commission File Number)	93-4440048 (I.R.S. Employer Identification Number)
6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida 32827
(Address of principal executive offices and zip code)
(321) 209-6787
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 - Regulation FD Disclosure

As previously disclosed, on October 22, 2024 (the “WTI Closing Date”), Innventure LLC entered into a Loan and Security Agreement with WTI Fund X, Inc. and WTI Fund XI, Inc. (together, the “WTI Lenders”), as supplemented by the Supplement to the Loan and Security Agreement, dated October 22, 2024, by and among Innventure LLC and the WTI Lenders (the “Loan and Security Agreement”). Further, Innventure LLC, Innventure, Inc. (the Company”) and the WTI Lenders entered into a joinder agreement, pursuant to which the Company became a co-borrower under the Loan and Security Agreement and related loan documents.

The Loan and Security Agreement provides for a term loan facility in an aggregate principal amount of up to $50 million, of which (i) up to $20 million will be made available after the WTI Closing Date and through November 15, 2024 (the “First Tranche”); (ii) up to $15 million will be made available after November 1, 2024 and through November 30, 2024 (the “Second Tranche”); and (iii) up to $15 million will be made available after December 31, 2024 and through January 31, 2025 (the “Third Tranche”) (provided that up to $7.5 million of the Third Tranche will be made available until March 31, 2025), in each case and as previously outlined, subject to the satisfaction of certain conditions.

On November 15, 2024, the First Tranche in the amount of $20 million was received by Innventure LLC and Innventure.

The receipt of each of the Second Tranche and the Third Tranche is still subject to the satisfaction of certain financial conditions and the WTI Lenders’ satisfaction with the Company’s forward-looking plan at such time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of November, 2024.

INNVENTURE, INC.

By:	/s/ David Yablunosky
Name:	David Yablunosky
Title:	Chief Financial Officer